                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 2, 2004, among SpectaGuard Acquisition, LLC, Professional Security
Bureau LLC, Effective Management Services LLC, Allied Security LLC, Allied
Security LP and Barton Protective Services LLC (each, a "Guaranteeing
Subsidiary" and collectively, the "Guaranteeing Subsidiaries"), Allied Security
Holdings LLC and Allied Security Finance Corp., the "Issuers"), the Issuers and
The Bank of New York, a New York banking corporation, as trustee under the
Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Allied Security Escrow Corp. ("Escrow Corp.") has
heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 14, 2004 providing for the issuance of 11.375% Senior
Subordinated Notes due 2011 (the "Notes");

         WHEREAS, the Issuers have heretofore executed and delivered to the
Trustee a supplemental indenture to the Indenture assuming all of the obligations of Escrow Corp. under the Indenture and the Notes;

         WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note
Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1.    CAPITALIZED TERMS. Capitalized terms used herein without
definition shall have the meanings assigned to them in the Indenture.

         2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

         4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or partner of the
Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note
Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder of the Notes by accepting a Note waives and releases all such liability.
The waiver and release are part of the consideration for issuance of the Notes.
Such waiver may not be effective to waive liabilities under the federal securities laws.

         5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                       1

         6.    COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7.    EFFECT OF HEADINGS. The Section headings herein are for
convenience only and shall not affect the construction hereof.

         8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  August 2, 2004

                               ALLIED SECURITY HOLDINGS LLC

                               By:     /s/ William A. Torzolini
                                  ----------------------------------------------
                                  Name:  William A. Torzolini
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Treasurer

                               ALLIED SECURITY FINANCE CORP.

                               By:     /s/ William A. Torzolini
                                  ----------------------------------------------
                                  Name:  William A. Torzolini
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Treasurer

                               SPECTAGUARD ACQUISITION LLC

                               By:   ALLIED SECURITY HOLDINGS LLC,
                                     as sole member

                               By:     /s/ William A. Torzolini
                                  ----------------------------------------------
                                  Name:  William A. Torzolini
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Treasurer

                               PROFESSIONAL SECURITY BUREAU LLC
                               EFFECTIVE MANAGEMENT SERVICES LLC
                               ALLIED SECURITY LLC
                               BARTON PROTECTIVE SERVICES LLC

                               By:   SPECTAGUARD ACQUISITION LLC,
                                     as sole member

                               By:     /s/ William A. Torzolini
                                  ----------------------------------------------
                                  Name:  William A. Torzolini
                                  Title: Chief Financial Officer and Treasurer

                             Supplemental Indenture
                                  (Guarantors)

                               ALLIED SECURITY LP

                               By:  SPECTAGUARD ACQUISITION LLC,
                                      as general partner

                               By:     /s/ William A. Torzolini
                                  ----------------------------------------------
                                  Name:  William A. Torzolini
                                  Title: Chief Financial Officer and Treasurer

                                     THE BANK OF NEW YORK,
                                       as Trustee

                               By:     /s/ Julie D. Salovitch-Miller
                                  ----------------------------------------------
                                  Name:  Julie D. Salovitch-Miller
                                  Title: Vice President

                             Supplemental Indenture
                                  (Guarantors)